                                                                     Exhibit 5.2

                       [TEXAS INDUSTRIES, INC. LETTERHEAD]


                                  June 26, 2003


Texas Industries, Inc.
1341 West Mockingbird Lane, Suite 700W
Dallas, Texas 75247


Ladies and Gentlemen:

         I am the General Counsel of Texas Industries, Inc., a Delaware corporation (the "COMPANY"). This letter is prepared in connection with the registration, pursuant to a registration statement on Form S-4 (as may be amended, the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), of (i) the proposed offer by the Company to exchange (the "EXCHANGE OFFER") all outstanding 10 1/4% Senior Notes due 2011 ($600 million aggregate principal amount outstanding) (the "OUTSTANDING NOTES") of the Company for new 10 1/4% Senior Notes due 2011 ($600 million aggregate principal amount) (the "EXCHANGE NOTES") of the Company and (ii) the guarantees of the Exchange Notes (the "SUBSIDIARY GUARANTEES") by each of Athens Brick Company, Brookhollow Corporation, Chaparral Steel Company, Chaparral Steel Holdings, Inc., Chaparral Steel Texas, Inc., Chaparral (Virginia) Inc., Creole Corporation, Riverside Cement Holdings Company, Texas Industries Holdings, Inc., TXI California Inc., TXI Cement Company, TXI Corp., and TXI Riverside Inc., each a Delaware corporation; Chaparral Steel Trust, Texas Industries Trust, TXI Operating Trust, each a Delaware statutory trust; TXI Operations, LP, TXI Star Recycling, LP and Chaparral Steel Midlothian, LP, each a Delaware limited partnership; Pacific Custom Materials, Inc. and Partin Limestone Products, Inc., each a California corporation; Riverside Cement Company, a California general partnership; Brook Hollow Properties, Inc., Southwestern Financial Corporation, TXI Aviation, Inc., TXI Power Company and TXI Transportation Company, each a Texas corporation, Brookhollow of Alexandria, Inc., a Louisiana corporation and Brookhollow of Virginia, Inc., a Virginia corporation (each, a "SUBSIDIARY GUARANTOR" and, collectively, the "SUBSIDIARY GUARANTORS"). The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture (the "INDENTURE") dated as of June 6, 2003 among the Company, Wells Fargo Bank, National Association, as Trustee, and the Subsidiary Guarantors party thereto.

         I have examined originals or certified copies of such corporate records of the Company and the Subsidiary Guarantors and other certificates and documents of officials of the Company, the Subsidiary Guarantors, public officials and others as I have deemed appropriate for purposes of this letter. I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to authentic original documents of all copies submitted to me as conformed and certified or reproduced copies.


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Texas Industries, Inc.
June 26, 2003
Page 2

         Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, I am of the opinion that:

         1. The Company is a corporation, validly existing and in good standing under the laws of the State of Delaware.

         2. The Company has the power and authority to own its properties and conduct its business as described in the Registration Statement.

         3. The Company has all power and authority necessary to execute and deliver the Indenture and the Exchange Notes and to perform its obligations thereunder.

         4. The Company has duly authorized, executed and delivered the Indenture.

         5. The Exchange Notes have been duly authorized by all necessary corporate action on the part of the Company and, when executed by the Company, properly authenticated and delivered by the Trustee pursuant to the Indenture, and exchanged for Outstanding Notes in accordance with the Indenture and the Exchange Offer, will be duly issued and delivered by the Company.

         6. Each of Athens Brick Company, Brookhollow Corporation, Chaparral Steel Company, Chaparral Steel Holdings, Inc., Chaparral Steel Texas, Inc., Chaparral (Virginia) Inc., Creole Corporation, Riverside Cement Holdings Company, Texas Industries Holdings, Inc., TXI California Inc., TXI Cement Company, TXI Corp., and TXI Riverside Inc. is a corporation, validly existing and in good standing under the laws of Delaware.

         7. Each of Chaparral Steel Trust, Texas Industries Trust and TXI Operating Trust is a statutory trust, validly existing and in good standing under the laws of Delaware.

         8. Each of TXI Operations, LP, TXI Star Recycling, LP and Chaparral Steel Midlothian, LP is a limited partnership, validly existing and in good standing under the laws of Delaware.

         9. Each of Pacific Custom Materials, Inc. and Partin Limestone Products, Inc. is a corporation, validly existing and in good standing under the laws of California.

         10. Riverside Cement Company, is a general partnership, validly existing and in good standing under the laws of California.

         11. Each of Brook Hollow Properties, Inc., Southwestern Financial Corporation, TXI Aviation, Inc., TXI Power Company and TXI Transportation Company is a corporation, validly existing and in good standing under the laws of Texas.


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Texas Industries, Inc.
June 26, 2003
Page 3

         12. Brookhollow of Alexandria, Inc. is a corporation, validly existing and in good standing under the laws of Louisiana.

         13. Brookhollow of Virginia, Inc., is a corporation, validly existing and in good standing under the laws of Virginia.

         14. The Subsidiary Guarantors have all power and authority necessary to execute and deliver the Indenture and to perform their obligations thereunder.

         15. The Subsidiary Guarantors have duly authorized, executed and delivered the Indenture.

         The opinion and other matters in this letter are qualified in their entirety and subject to the following:

         A. I am a member of the bar of the State of Texas and do not hold myself out as being conversant with the laws of any jurisdiction other than those of the State of Texas, the United States of America and, to the extent relevant to the opinions expressed above, the applicable laws of the State of Delaware, the State of California, the State of Texas, the State of Louisiana and the State of Virginia, and I express no opinion herein with respect to the law of any such other jurisdiction.

         B. With respect to the opinion in paragraphs 6 through 13 that the Subsidiary Guarantors validly exist and are in good standing under the laws of the states of the jurisdiction of their incorporation or organization, I have given such opinion based solely on certificates to that effect issued by the Secretary of State of the states set forth on Exhibit A.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. I also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,

                                     TEXAS INDUSTRIES, INC.



                                     By:      /s/ Robert C. Moore
                                        ---------------------------------------
                                              Robert C. Moore
                                              Vice President - General Counsel

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                                                                       EXHIBIT A


                                                   INCORPORATED OR ORGANIZED IN:
                                                   -----------------------------

TEXAS INDUSTRIES, INC.                              Delaware

    Athens Brick Company                            Delaware
    Brookhollow Corporation                         Delaware
        Brook Hollow Properties, Inc.               Texas
        Brookhollow of Alexandria, Inc.             Louisiana
        Brookhollow of Virginia, Inc.               Virginia
        Southwestern Financial Corporation          Texas
    Chaparral Steel Company                         Delaware
        Chaparral Steel Holdings, Inc.              Delaware
            Chaparral Steel Trust                   Delaware
        Chaparral Steel Texas, Inc.                 Delaware
    Chaparral Steel Midlothian, LP                  Delaware
    Chaparral (Virginia) Inc.                       Delaware
    Creole Corporation                              Delaware
    Pacific Custom Materials, Inc.                  California
    Riverside Cement Company                        California
        Partin Limestone Products, Inc.             California
        Riverside Cement Holdings Company           Delaware
    Texas Industries Holdings, Inc.                 Delaware
        Texas Industries Trust                      Delaware
    TXI Aviation, Inc.                              Texas
    TXI California Inc.                             Delaware
    TXI Cement Company                              Delaware
    TXI Corp.                                       Delaware
    TXI Operating Trust                             Delaware
    TXI Operations, LP                              Delaware
    TXI Power Company                               Texas
    TXI Riverside Inc.                              Delaware
    TXI Star Recycling LP                           Delaware
    TXI Transportation Company                      Texas